UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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HAPC, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HAPC, INC.

350 Madison Avenue, 20th Floor

New York, New York 10017

(212) 418-5070

THIRD SUPPLEMENT TO PROXY STATEMENT

October 19, 2007

To the Stockholders of HAPC, INC.:

On August 8, 2007, we mailed to you a definitive proxy statement dated August 8, 2007 (the “Definitive Proxy Statement”) relating to a special annual meeting (the “Annual Meeting”) of the stockholders of HAPC, INC., a Delaware corporation (“HAPC”) scheduled to be held at 10:00 a.m., local time, on Wednesday, September 26, 2007, at the offices of Morgan, Lewis & Bockius, LLP (“Morgan Lewis”), 101 Park Avenue, New York, New York 10178, to consider a proposal, among others, to approve HAPC’s acquisition of InfuSystem, Inc., or InfuSystem, pursuant to the Stock Purchase Agreement, dated as of September 29, 2006, and as thereafter amended (the “Stock Purchase Agreement”) by and among HAPC, Iceland Acquisition Subsidiary, Inc. or Acquisition Sub, a Delaware corporation and wholly-owned subsidiary of HAPC, InfuSystem, a California corporation and wholly-owned subsidiary of I-Flow Corporation or I-Flow, a Delaware corporation, and I-Flow. We refer to this proposal as the “Acquisition Proposal”.

On Wednesday, September 26, 2007, the Annual Meeting was convened at 10:00 a.m. (local time) at the offices of Morgan Lewis for the sole purpose of adjourning the Annual Meeting to reconvene at 10:00 a.m. (local time) on Wednesday, October 10, 2007 at the offices of Morgan Lewis. The Annual Meeting reconvened at such time for the sole purpose of adjourning the Annual Meeting to reconvene at 10:00 a.m. (local time) on Friday, October 19, 2007 at the offices of Morgan Lewis. We anticipate that the Annual Meeting will convene on Friday, October 19, 2007 for the sole purposing of adjourning the Annual Meeting to reconvene at 10:00 a.m. (local time) on Wednesday, October 24, 2007 at the offices of Morgan Lewis.

On September 18, 2007, we mailed to you a supplement dated September 18, 2007 (the “First Proxy Supplement”) to the Definitive Proxy Statement providing disclosure relating to an amendment (the “Amendment”) to the Stock Purchase Agreement. The Amendment provided for a reduction of the purchase price payable by HAPC for the acquisition of InfuSystem.

On October 18, 2007, we mailed to you a supplement dated October 16, 2007 (the “Second Proxy Supplement”) providing disclosure relating to the purchase of 3,000,000 shares of HAPC’s common stock, par value $0.0001 per share (the “Common Stock”) by affiliated funds of Great Point Partners, LLC (“Great Point”).

On October 18, 2007, I-Flow informed HAPC that I-Flow had purchased 2,789,103 shares of Common Stock (in addition to the 100 shares I-Flow previously owned) under arrangements whereby it will obtain from the seller the right to vote such shares at the Annual Meeting. I-Flow further advised HAPC that I-Flow currently intends to vote such shares in favor of the Acquisition Proposal. Based on proxies received to date and the statements of I-Flow and the funds affiliated with Great Point that they intend to vote in favor of the Acquisition Proposal at the Annual Meeting, HAPC believes the Acquisition Proposal will be approved by HAPC’s stockholders.

Attached to this letter is a third supplement (the “Third Proxy Supplement”) to the Definitive Proxy Statement. Please read the Third Proxy Supplement carefully and in its entirety together with the Definitive Proxy Statement, the First Proxy Supplement and the Second Proxy Supplement which were previously mailed to you.

The record date for the Annual Meeting has not been changed by this Third Proxy Supplement and remains fixed at August 6, 2007 (the “Record Date”). This means that only holders of HAPC’s Common Stock as of the Record Date are entitled to vote at the Annual Meeting.

The proposals for the Annual Meeting contained in the Definitive Proxy Statement are unchanged by this Third Proxy Supplement.

Your vote is very important. HAPC cannot complete the acquisition of InfuSystem unless the proposal receives the affirmative vote of a majority of the shares of HAPC’s Common Stock outstanding as of the Record Date that were issued in HAPC’s initial public offering, including shares subsequently purchased in the open market, that are present in person or by proxy at the Annual Meeting and that vote on the proposal, provided less than 20% of the shares of HAPC’s common stock issued in HAPC’s initial public offering vote against the acquisition proposal and elect a cash conversion of their shares equal to a pro rata portion of the proceeds held in the trust account, including interest, in which a substantial portion of the net proceeds of HAPC’s initial public offering have been deposited.

The Board of Directors of HAPC unanimously recommends that you vote “FOR” the Acquisition Proposal.

For your convenience, we have enclosed proxy cards with the Third Proxy Supplement. If you have already delivered a properly executed proxy card regarding the Acquisition Proposal, you do not need to do anything unless you wish to change your vote. If you have not previously submitted a proxy or if you wish to revoke or change your prior voting instruction, please complete, date, sign and return the enclosed proxy card as soon as possible. If you are a registered holder and have already submitted a properly executed proxy card, you can also attend the Annual Meeting and vote in person to change your vote. If your shares are held in “street name” by your bank, brokerage firm or other nominee, and if you have already provided instructions to your nominee but wish to change those instructions, you should provide new instructions following the procedures provided by your nominee.

If you have additional questions about HAPC’s proposed acquisition of InfuSystem after reading the Third Proxy Supplement to the Definitive Proxy Statement, please contact Pat LaVecchia, Secretary at HAPC, INC., 350 Madison Avenue, 20th Floor, New York, New York 10017, (212) 418-5070.

Sincerely

John Voris
Chief Executive Officer and Director

The Third Proxy Supplement and form of proxy are dated October 19, 2007 and are first being mailed to stockholders on or about October 19, 2007.

UPDATE TO QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND I-FLOW CORPORATION’S SHARE PURCHASE

The following questions and answers are intended to address briefly some common anticipated questions regarding the Third Proxy Supplement. These questions and answers do not address all questions that may be important to the stockholders of HAPC. Stockholders of HAPC should refer to the more detailed information contained in the Definitive Proxy Statement, the First Proxy Supplement, the Second Proxy Supplement or elsewhere in this Third Proxy Supplement.

Why is HAPC sending this Third Proxy Supplement to its stockholders?

On October 18, 2007, I-Flow informed HAPC that I-Flow had purchased 2,789,103 shares of HAPC’s Common Stock (in addition to the 100 shares I-Flow previously owned) under arrangements whereby it will obtain from the seller the right to vote such shares at the Annual Meeting. I-Flow further advised HAPC that I-Flow currently intends to vote such shares in favor of the Acquisition Proposal. Based on proxies received to date and the statements of I-Flow and the funds affiliated with Great Point that they intend to vote in favor of the Acquisition Proposal at the Annual Meeting, HAPC believes the Acquisition Proposal will be approved by HAPC’s stockholders. HAPC is sending this Third Proxy Statement to its stockholders to inform stockholders of the I-Flow share purchase.

Has the record date, meeting date, or agenda for the meeting changed?

No. The Annual Meeting remains scheduled for 10:00 a.m., local time, on Friday, October 19, 2007, at the offices of Morgan, Lewis & Bockius, LLP (“Morgan Lewis”), 101 Park Avenue, New York, New York 10178. HAPC anticipates, however, that the Annual Meeting will convene for the sole purposing of adjourning the Annual Meeting to reconvene at 10:00 a.m. (local time) on Wednesday October 24, 2007 at the offices of Morgan Lewis. Holders of HAPC’s common stock on August 6, 2007 are entitled to vote at the Annual Meeting. The agenda remains unchanged from that set forth in the Definitive Proxy Statement.

Who can help answer my questions?

If you have questions about HAPC’s proposal to acquire InfuSystem, you may write or call HAPC, Inc. at 350 Madison Avenue, 20th Floor, New York, New York 10017, Attn: Pat LaVecchia, Secretary, (212) 418-5070.

BACKGROUND OF I-FLOW CORPORATION’S SHARE PURCHASE

On August 8, 2007, HAPC mailed a definitive proxy statement (the “Definitive Proxy Statement”) to its stockholders in connection with the proposed acquisition (the “Acquisition Proposal”) by HAPC of all of the issued and outstanding capital stock of InfuSystem, Inc. (“InfuSystem”) pursuant to the Stock Purchase Agreement, dated as of September 29, 2006, by and among HAPC, Iceland Acquisition Subsidiary, Inc. (“Acquisition Subsidiary”), InfuSystem and I-Flow Corporation (“I-Flow”). Subsequently, HAPC’s management commenced a series of meetings with stockholders to discuss HAPC’s acquisition of InfuSystem.

On September 18, 2007, HAPC and I-Flow entered into an amendment (the “Amendment”) to the Stock Purchase Agreement which reduced the purchase price for InfuSystem from $140,000,000 to $100,000,000 with the potential for an additional payment to I-Flow that would range from $3,000,000 to $12,000,000 depending upon whether, and the extent to which, HAPC’s consolidated net revenue compound annual growth rate, or CAGR, for the three year period ending December 31, 2010 exceeded 40%. The First Proxy Supplement, describing the Amendment, was mailed to HAPC’s stockholders on September 18, 2007. Thereafter HAPC’s management continued solicitation of HAPC’s stockholders with respect to the Acquisition Proposal.

On October 8, 2007, HAPC informed I-Flow that there continued to be insufficient stockholder support to approve the Acquisition Proposal, and that HAPC intended to adjourn the meeting from October 10, 2007 until October 19, 2007 to allow stockholders sufficient time to consider the disclosure set forth in the First Proxy Supplement and to continue solicitation of stockholders.

As described in the Definitive Proxy Statement, the Stock Purchase Agreement provides that if it is terminated by either HAPC or I-Flow because of HAPC’s failure to obtain stockholder approval of the Acquisition Proposal by the Termination Date under the Stock Purchase Agreement for any reason, HAPC must pay I-Flow a termination fee (the “Termination Fee”). Pursuant to the Fourth Amendment to the Stock Purchase Agreement described in the First Proxy Supplement, the Termination Date was extended to October 22, 2007. In the event that I-Flow were to terminate the Stock Purchase Agreement on or after the Termination Date because stockholder approval has not been obtained, the Termination Fee would be $3,000,000 because the Annual Meeting was convened (and thereafter adjourned) prior to the Termination Date.

Payment of the Termination Fee has been guaranteed to I-Flow by Messrs. Sean McDevitt and Philip B. Harris (the “Guarantors”) pursuant to a continuing guaranty (the “Continuing Guaranty”) provided by the Guarantors to I-Flow concurrently with the execution of the Stock Purchase Agreement. In addition, Messrs. McDevitt and Harris have delivered a letter of credit to I-Flow issued by JPMorgan Chase Bank for the benefit of I-Flow (the “Letter of Credit”), which I-Flow may draw upon in the event that the Termination Fee becomes payable. Under a Guarantee Fee and Reimbursement Agreement entered into by HAPC and the Guarantors concurrently with the execution of the Stock Purchase Agreement, HAPC has agreed to pay the Guarantors a fee of $100,000 upon delivery of the Continuing Guaranty and $300,000 upon the closing of the acquisition of InfuSystem, or the termination of the Stock Purchase Agreement. HAPC has also agreed to reimburse the Guarantors for any payments actually made by them in connection with the Continuing Guaranty.

At I-Flow’s request, on October 9, 2007, HAPC, Acquisition Subsidiary, Sean McDevitt and Philip B. Harris, in their capacities as Guarantors under the Continuing Guaranty, entered into an Acknowledgment and Agreement Regarding Stock Purchase Agreement and Guaranty with I-Flow and InfuSystem (the “First Acknowledgment”).

The parties to the First Acknowledgment agreed that:

•	I-Flow, under the Stock Purchase Agreement and as a stockholder of HAPC, had the right to cause HAPC to conclude the Annual Meeting;

•	HAPC would cause the Annual Meeting to reconvene on or before October 19, 2007 and allow a vote on the Acquisition Proposal; and

•

In the event that HAPC was unable for any reason, to obtain the approval of its stockholders to the Acquisition Proposal by October 22, 2007, the Termination Date, I-Flow would be immediately entitled to receive the $3,000,000 Termination Fee.

On October 10, 2007, the Annual Meeting was reconvened and adjourned by the Chairman until October 19, 2007.

On October 15, 2007, funds affiliated with Great Point Partners LLC (“Great Point”) purchased 3,000,000 shares of HAPC’s Common Stock from stockholders who had submitted proxies voting against the Acquisition Proposal. Great Point made these purchases pursuant to arrangements with Sean McDevitt, Pat LaVecchia, John Voris, Wayne Yetter and Jean-Pierre Millon, acting in their individual capacities and FTN Midwest Securities, Inc. Great Point will obtain the right to vote the shares of Common Stock purchased and has stated that its present intention is to vote in favor of the Acquisition Proposal. The Second Proxy Supplement, describing the terms of Great Point’s acquisition of these shares, was mailed to HAPC’s stockholders on October 16, 2007.

On October 16, 2007, HAPC informed I-Flow that there continued to be insufficient stockholder support to approve the Acquisition Proposal.

After discussions between HAPC and I-Flow regarding the status of the proxy solicitation, I-Flow informed HAPC on October 17, 2007 that I-Flow would consider purchasing a significant amount of shares of Common Stock from third parties under arrangements whereby I-Flow would obtain from the seller the right to vote the shares at the Annual Meeting (an “I-Flow Share Purchase”). HAPC would not be a party to any of those transactions.

On October 17, 2007, HAPC, Acquisition Subsidiary entered an Agreement Regarding Stock Purchase Agreement with I-Flow and InfuSystem (the “Second Acknowledgment”).

The Second Acknowledgment contemplates that I-Flow may, in its discretion, make an I-Flow Share Purchase from one or more third parties in privately negotiated or market transactions (to which HAPC would not be a party) to increase the likelihood that stockholder approval of the Acquisition proposal would be obtained.

In the Second Acknowledgment, I-Flow consented to the adjournment of the Annual Meeting from October 19, 2007 to no later than November 1, 2007 and each of I-Flow and HAPC agreed not to exercise the right to terminate the Stock Purchase Agreement prior to November 1, 2007.

The parties also confirmed the provision of the First Acknowledgment stating that the $3,000,000 Termination Fee would be payable to I-Flow in the event HAPC’s stockholders do not approve the Acquisition Proposal by October 22, 2007. Accordingly, effective October 22, 2007, the $3,000,000 Termination Fee will, under the terms of the Stock Purchase Agreement and the First Acknowledgment, be due immediately and payable by HAPC to I-Flow regardless of whether HAPC’s acquisition of InfuSystem is thereafter completed or not.

It is contemplated by I-Flow, HAPC and the Guarantors that on October 22, 2007, I-Flow will demand payment of the $3,000,000 Termination Fee and commence a drawing upon the Letter of Credit provided by the Guarantors to I-Flow under the terms of the Continuing Guarantee. Upon such drawing, the Guarantors will be entitled to seek reimbursement of the $3,000,000 from HAPC.

In addition, in the Second Acknowledgment, HAPC agrees that if I-Flow effects an I-Flow Share Purchase of more than 5% of HAPC’s Common Stock and the Stock Purchase Agreement is terminated for any reason on or after November 1, 2007, HAPC will, within 15 days after such termination, adopt a specific plan of dissolution and liquidation for recommended approval to HAPC stockholders. HAPC will then file a preliminary proxy statement with the Securities and Exchange Commission setting out such plan of dissolution and liquidation within 30 days after such termination, and will use all reasonable and diligent efforts to thereafter finalize the proxy statement and secure stockholder approval of the plan as soon as practicable.

The Second Acknowledgment provides that, if deemed advisable by I-Flow in connection with a dividend to its stockholders of the shares of Common Stock acquired pursuant to an I-Flow Share Purchase, HAPC will prepare and file (and use commercially reasonable efforts to maintain the effectiveness of) a registration statement as necessary for such distribution and/or resale of those shares. In addition, normal and customary piggy-back registration rights will be provided to I-Flow in the Promissory Note Documents.

In approving the Second Acknowledgment, the Board of Directors discussed and reconfirmed its view that the acquisition of InfuSystem remained to be in the best interests of HAPC’s stockholders. The Board recognized that HAPC would not be able to obtain stockholder approval of the Acquisition Proposal by October 22, 2007 and, accordingly, the $3,000,000 Termination Fee would become payable to I-Flow under the terms of the Stock Purchase Agreement and the First Acknowledgment. The Board also considered that, without an I-Flow Share Purchase, it was very unlikely that stockholder approval of the Acquisition Proposal would ever be obtained. By approving the Second Acknowledgment, the Board provided for additional time for this Third Supplement to be distributed to HAPC’s stockholders and for HAPC to complete the acquisition of InfuSystem, with the approval of HAPC’s stockholders.

The Board of Directors recognized that in the event HAPC completes the acquisition of InfuSystem, HAPC will be able to reimburse Mr. McDevitt and Mr. Harris for their payment of the Termination Fee upon I-Flow’s drawing on the letter of credit. In the event the acquisition were not to be completed, it is unlikely HAPC would be able to honor such reimbursement obligations as Messrs. McDevitt and Harris had agreed they would have no recourse to the trust proceeds in seeking reimbursement.

On October 18, 2007, I-Flow informed HAPC that I-Flow had purchased 2,789,103 shares of Common Stock (in addition to the 100 shares I-Flow previously owned) under arrangements whereby it will obtain from the seller the right to vote such shares at the Annual Meeting. I-Flow further advised HAPC that I-Flow currently intends to vote such shares in favor of the Acquisition Proposal.

Based on proxies received to date and the statements of I-Flow and Great Point that they intend to vote in favor of the Acquisition Proposal at the Annual Meeting, HAPC believes the Acquisition Proposal will be approved by HAPC’s stockholders.

SUMMARY OF THE TERMS OF I-FLOW CORPORATION’S SHARE PURCHASE

I-Flow has informed HAPC that on October 18, 2007, I-Flow purchased 2,789,103 shares of HAPC’s Common Stock (in addition to the 100 shares I-Flow previously owned) from certain of HAPC’s existing stockholders which I-Flow believes had previously submitted proxies voting such shares against the Acquisition Proposal and elected a cash conversion of the shares. In connection with such transactions, I-Flow requested, and the selling stockholders agreed to provide to I-Flow, the right to vote the shares purchased at the Annual Meeting. I-Flow has informed HAPC that I-Flow currently intends to vote in favor of the Acquisition Proposal. HAPC was not a party to any of these purchase transactions.

As a result, I-Flow is the beneficial owner of approximately 15% of HAPC’s outstanding shares of Common Stock, including shares issued to HAPC’s founding stockholders. I-Flow is the beneficial owner of approximately 17% of HAPC’s outstanding shares of Common Stock, excluding the shares issued to HAPC’s founding stockholders.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet combines the historical balance sheets of InfuSystem and HAPC as of March 31, 2007, giving effect to the acquisition of InfuSystem on the terms set forth in the Stock Purchase Agreement, as amended, including HAPC’s payment, or reimbursement of the Guarantor’s payment, of the $3,000,000 Termination Fee to I-Flow, as if the acquisition had been consummated on March 31, 2007. The following unaudited pro forma condensed combined statements of operations combined the historical statement of income of InfuSystem and the historical statement of operations of HAPC for the year ended December 31, 2006 and the three months ended March 31, 2007, giving effect to the acquisition of InfuSystem on the terms set forth in the Stock Purchase Agreement, as amended, including HAPC’s payment, or reimbursement of the Guarantor’s payment, of the $3,000,000 Termination Fee to I-Flow, as if it had occurred on January 1, 2006. We are providing the following information to aid you in your analysis of the financial aspects of the merger. We derived this information for the year ended December 31, 2006 from the audited financial statements of InfuSystem and the audited financial statements of HAPC for that period and for the three months ended March 31, 2007 from the unaudited financial statements of InfuSystem and the unaudited financial statements of HAPC for that period. This information should be read together with the respective HAPC and InfuSystem financial statements and related notes included in the Definitive Proxy Statement, the First Proxy Supplement, the Second Proxy Supplement and this Third Proxy Supplement.

The historical financial information has been adjusted to give effect to events that are directly attributable to the acquisition, factually supportable, and expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements were prepared using the purchase method of accounting, with InfuSystem as the acquired company. Under the purchase method of accounting, the purchase price, including transaction costs, to acquire InfuSystem will be allocated to the underlying net assets, based on their respective estimated fair values. The excess of the purchase price over the estimated fair values of the net assets acquired will be recorded as goodwill. The purchase price allocation is preliminary and will be subject to a final determination upon closing of the acquisition of the acquired business. The final determination of the purchase price allocation may result in material allocation differences when compared to this preliminary allocation and the impact of the revised allocation may have a material effect on the actual results of operation and financial position of the combined entities.

The unaudited pro forma condensed combined information is for illustrative purposes only. The pro forma combined financial information may not be indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience nor do they purport to project the future financial position or operating results of the combined company.

The follow information should be read in conjunction with the pro forma condensed combined financial statements:

•	Accompanying notes to the unaudited pro forma condensed combined financial statements;

•	Historical financial statements of HAPC for the year ended December 31, 2006 included in the Definitive Proxy Statement; and

•	Separate historical financial statements of InfuSystem for the year ended December 31, 2006 included in the Definitive Proxy Statement.

The unaudited pro forma condensed combined financial information has been prepared assuming two different levels of approval of the merger by HAPC stockholders, as follows:

•	Assuming Maximum Redemption: This presentation assumes that 19.99% of the HAPC stockholders exercise their conversion rights; and

•	Assuming No Share Redemption: This presentation assumes no HAPC stockholders exercise their conversion rights.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

Assuming Maximum Share Redemption

For the Three Months Ended March 31, 2007

(Amounts in Thousands)

	InfuSystem, Inc.	HAPC, INC.		Pro Forma Adjustments	Pro Forma Combined
Current Assets:
Cash and cash equivalents	$3,359	$62	1	(65,634)
			3	(75)
			4	(4,375)
			5	(4,767)
			8	(1,759)
			11	99,298
			13	(19,850)	$6,259
Accounts receivable, net	8,345				8,345
Inventories	303				303
Investments held in trust		99,298	11	(99,298)	—
Prepaid Expense		291	3	75	366
Other current assets	288				288
Deferred acquisition costs		1,718	5	(1,718)	—
Deferred taxes	1,058		2	(1,058)	—

Total current assets	13,353	101,369		(99,161)	15,561
Property and equipment, net	12,317				12,317
Goodwill and other intangible assets	2,639		1	37,899
			5	6,485	47,023
Financing Costs		100	8	1,759	1,859
Trade Name and Trademarks			1	7,300	7,300
Physician Relationships			1	32,300	32,300

Total assets	$28,309	$101,469		$(13,418)	$116,360

Current liabilities:
Accounts payable	$1,301	$603			$1,904
Current portion of long-term debt			1	1,718	1,718
Other current liabilities	2,251	1,154			3,405
Deferred underwriting fees		5,468	4	(5,468)	—
Warrant liabilities		7,088			7,088

Total Current Liabilities	3,552	14,313		(3,750)	14,115
Other Liabilities	1,198			—	1,198
Deferred Taxes	1,276		2	(1,276)	—
Long-term debt, net of current portion			1	32,648	32,648

Total liabilities	6,026	14,313		27,622	47,961

Common stock subject to possible conversion		19,850	13	(19,850)	—
Stockholders’ equity:
Common stock		2			2
Additional paid-in capital	8,544	73,413	1	(8,544)
			4	1,093	74,506
Retained Earnings (Accumulated deficit)	12,643	(7,884)	1	(12,643)	(7,884)
Contributions Distributions from Parent	507		1	(507)	—
Income for current period	589	1,775	1	(589)	1,775

Total stockholders’ equity	22,283	67,306		(21,190)	68,399

Total liabilities and stockholders’ equity	$28,309	$101,469		$(13,418)	$116,360

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

Assuming No Share Redemptions

For the Three Months Ended March 31, 2007

(Amounts in Thousands)

	InfuSystem, Inc.	HAPC, INC.		Pro Forma Adjustments	Pro Forma Combined
Current Assets:
Cash and cash equivalents	$3,359	$62	1	(85,000)
			3	(75)
			4	(5,468)
			5	(4,767)
			8	(1,275)
			11	99,298	$6,134
Accounts receivable, net	8,345				8,345
Inventories	303				303
Investments held in trust		99,298	11	(99,298)	—
Prepaid Expense		291	3	75	366
Other current assets	288				288
Deferred acquisition costs		1,718	5	(1,718)	—
Deferred taxes	1,058		2	(1,058)	—

Total current assets	13,353	101,369		(99,286)	15,436
Property and equipment, net	12,317				12,317
Goodwill and other intangible assets	2,639		1	37,899
			5	6,485	47,023
Financing Costs		100	8	1,275	1,375
Tradename and Trademarks			1	7,300	7,300
Physician Relationships			1	32,300	32,300

Total assets	$28,309	$101,469		$(14,027)	$115,751

Current liabilities:
Accounts payable	$1,301	$603			1,904
Current portion of long-term debt			1	750	750
Other current liabilities	2,251	1,154			3,405
Deferred underwriting fees		5,468	4	(5,468)	—
Warrant liabilities		7,088			7,088

Total Current Liabilities	3,552	14,313		(4,718)	13,147
Other Liabilities	1,198				1,198
Deferred Taxes	1,276		2	(1,276)	—
Long-term debt, net of current portion			1	14,250	14,250

Total liabilities	6,026	14,313		8,256	28,595

Common stock subject to possible conversion		19,850	13	(19,850)	—
Stockholders’ equity:
Common stock		2			2
Additional paid-in capital	8,544	73,413	13	19,850
			1	(8,544)	93,263
Retained Earnings (Accumulated deficit)	12,643	(7,884)	1	(12,643)	(7,884)
Contributions (Distributions) from (to) Parent	507		1	(507)	—
Income for current period	589	1,775	1	(589)	1,775

Total stockholders’ equity	22,283	67,306		(2,433)	87,156

Total liabilities and stockholders’ equity	$28,309	$101,469		$(14,027)	$115,751

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Assuming Maximum Share Redemption

For the Three Months Ended March 31, 2007

(Amounts in Thousands, except share and per share data)

	InfuSystem, Inc.	HAPC, INC.		Pro Forma Adjustments	Pro Forma Combined
Revenue	$7,874	$—			$7,874
Cost of sales	2,314	—			2,314

Gross Profit	5,560	—		—	5,560
Compensation expense		615	10	(615)	—
Selling, general and administrative expense—Other	4,547	403	9	19	4,969
Amortization of physician relationships			7	404	404

Total operating costs	4,547	1,018		(192)	5,373

Operating income (loss)	1,013	(1,018)		192	187

Other income (expense)
Interest income		1,151	12	(1,147)	4
Interest expense	(30)		6	(883)
			7	(116)	(1,029)
Ticking Fee		(163)	9	163	—
Gain on warrant liabilities		2,025			2,025

Total other income (expense)	(30)	3,013		(1,983)	1,000

Income (loss) before income taxes	983	1,995		(1,791)	1,187
Income tax provision	394	220	2	(546)	68

Net income (loss)	$589	$1,775		$(1,245)	$1,119

Pro forma net income per common share— Basic					$0.07

Weighted average number of common shares outstanding—Basic					15,251,889

Pro forma net income per common share— Diluted					$0.06

Weighted average number of common shares outstanding—Diluted					18,299,825

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2007

Assuming No Share Redemptions

(Amounts in Thousands, except share and per share data)

	InfuSystem, Inc.	HAPC, INC.		Pro Forma Adjustments	Pro Forma Combined
Revenue	$7,874	$—			$7,874
Cost of sales	2,314	—			2,314

Gross Profit	5,560	—		—	5,560
Compensation expense		615	10	(615)
Selling, general and administrative expense	4,547	403	9	19	4,969
Amortization of physician relationship costs			7	404	404

Total operating costs	4,547	1,018		(192)	5,373

Operating income (loss)	1,013	(1,018)		192	187

Other income (expense)
Interest income		1,151	12	(1,147)	4
Interest expense	(30)	—	6	(394)
			7	(86)	(510)
Ticking Fee		(163)	9	163	—
Gain on warrant liabilities		2,025			2,025

Total other income (expense)	(30)	3,013		(1,464)	1,519

Income (loss) before income taxes	983	1,995		(1,272)	1,706
Income tax provision	394	220	2	(539)	75

Net income (loss)	$589	$1,775		$(733)	$1,631

Pro forma net income per common share— Basic					$0.09

Weighted average number of common shares outstanding—Basic					18,625,252

Pro forma net income per share—Diluted					$0.07

Weighted average number of common shares outstanding—Diluted					22,417,488

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2006

Assuming Maximum Share Redemption

(Amounts in Thousands, except share and per share data)

	InfuSystem, Inc.	HAPC, INC.		Pro Forma Adjustments	Pro Forma Combined
Revenue	$31,716	$—			$31,716
Cost of sales	8,455	—			8,455

Gross Profit	23,261	—		—	23,261
Compensation expense		19,710	10	(19,710)	—
Guaranty Fee		100	9	300	400
Selling, general and administrative expense—Other	15,091	919	9	75	16,085
Amortization of physician relationships			7	1,615	1,615

Total operating costs	15,091	20,729		(17,720)	18,100

Operating income (loss)	8,170	(20,729)		17,720	5,161

Other income (expense)
Interest income		3,204	12	(3,204)	—
Interest expense	(113)	(1)	6	(3,608)
			7	(465)	(4,187)
Ticking fee		(95)	9	95	—
Gain on warrant liabilities		10,800			10,800

Total other income (expense)	(113)	13,908		(7,182)	6,613

Income (loss) before income taxes	8,057	(6,821)		10,538	11,774
Income tax provision	3,094	1,038	2	(3,799)	333

Net income (loss)	$4,963	$(7,859)		$14,337	$11,441

Pro forma net income per common share— Basic					$0.75

Weighted average number of common shares outstanding—Basic					15,251,889

Pro forma net income per share—Diluted					$0.65

Weighted average number of common shares outstanding—Diluted					17,533,105

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2006

Assuming No Share Redemptions

(Amounts in Thousands, except share and per share data)

	InfuSystem, Inc.	HAPC, INC.		Pro Forma Adjustments	Pro Forma Combined
Revenue	$31,716	$—			$31,716
Cost of sales	8,455	—			8,455

Gross Profit	23,261	—		—	23,261
Compensation expense		19,710	10	(19,710)
Guaranty Fee		100	9	300	400
Selling, general and administrative expense	15,091	919	9	75	16,085
Amortization of physician relationship costs			7	1,615	1,615

Total operating costs	15,091	20,729		(17,720)	18,100

Operating income (loss)	8,170	(20,729)		17,720	5,161

Other income (expense)
Interest income		3,204	12	(3,204)	—
Interest expense	(113)	(1)	6	(1,574)
			7	(344)	(2,032)
Ticking fee		(95)	9	95	—
Gain on warrant liabilities		10,800			10,800

Total other income (expense)	(113)	13,908		(5,027)	8,768

Income (loss) before income taxes	8,057	(6,821)		12,693	13,929
Income tax provision	3,094	1,038	2	(3,768)	364

Net income (loss)	$4,963	$(7,859)		$16,461	$13,565

Pro forma net income per common share— Basic					$0.73

Weighted average number of common shares outstanding—Basic					18,625,252

Pro forma net income per share—Diluted					$0.63

Weighted average number of common shares outstanding—Diluted					21,463,537

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Adjustments included in the column under the heading “Pro Forma Adjustments” include: (in thousands, except per share amounts)

Maximum Share Redemption

1. To reflect payment for the purchase of the InfuSystem shares, to reflect seller secured promissory note issued by InfuSystem and to eliminate InfuSystem equity under the purchase method of accounting as follows:

Cash Consideration paid	$65,634
Seller Secured Promissory Note	34,366

Total Purchase Price	100,000

Current Assets	12,295
Property and Equipment	12,317
Current Liabilities	(3,552)
Other Liabilities	(1,198)

19,862

Excess of Purchase Price over net assets acquired	$80,138
Excess of Purchase Price over net asset acquired allocated as follows:
Physician Relationships	$32,300
Trade Name and Trademarks	7,300
Goodwill	40,538

$80,138

HAPC engaged the Economic and Valuation Services practice of an accounting firm to assist in the allocation of purchase price. Based on that work, which included discussions with InfuSystem management, the value assigned to each of the intangible asset categories was determined by taking into account InfuSystem-specific data on the estimated benefits of the assets. The fair value of the assets acquired were determined based on preliminary estimates and may be revised when remaining aspects of the purchase price allocation have been finalized.

The methodology used in determining the value of the physician relationships took into account the expected future operating income generated by the existing physicians, asset charges that would be paid to requisite operating assets from the operating income, and a discount rate that reflects the level of risk associated with receiving future cash flows attributable to the physician relationship. The remaining useful life of twenty years for the physician relationships was determined based on estimates of InfuSystem management. In arriving at those estimates, InfuSystem management relied upon their industry experience and familiarity with the physicians. InfuSystem determined that amortizing physician relationship costs over twenty years was an appropriate length of time based upon the average length of InfuSystem’s past relationships with physicians.

The methodology used in determining the value of the trade name and trademarks assumes that the value of the trade name and trademark is equivalent to the present value of the future stream of economic benefits that can be derived from their ownership. The premise associated with this valuation technique is that if the trade name were licensed to an unrelated party, the unrelated party would pay a percentage of revenue for its use. The trade name and trademarks owner is, however, spared from this cost and therefore, this cost savings represents the value of the trade name and trademark. HAPC intends to continue to utilize the trade name and trademarks and therefore they were deemed to have an indefinite useful life.

2. To eliminate deferred income taxes and reflect income tax provision impact. The transaction will be treated as an asset purchase for tax purposes. HAPC has assumed a full valuation allowance for any deferred tax assets.

3. To reflect $75 payment of annual administration fee to InfuSystem recorded as a prepaid expense.

4. To record payment at closing of the contingent deferred underwriting fees to FTN Midwest of $4,375 assuming maximum share redemption.

5. To reflect payment of transaction related expense estimated at $6,485 for the three months ended March 31, 2007.

6. To reflect interest expense under terms of promissory note to I-Flow in the amount of $883 and $3,608 for the three months ended March 31, 2007 and for the year ended December 31, 2006, respectively. The average interest rates during these periods were 10.82% and 10.56%, respectively.

Assuming interest rates increased or decreased by ten percent (10%) during the three months ended March 31, 2007, interest expense to I-Flow would have been $971 and $795, respectively.

Assuming interest rates increased or decreased by ten percent (10%) during the year ended December 31, 2006, interest expense to I-Flow would have been $3,969 and $3,247, respectively.

7. To record amortization of financing costs over four years (life of promissory note) (included in interest expense) and physicians relationship costs (included in operating costs) over twenty years, respectively.

8. To reflect payment of balance of facility fee recorded as financing cost and amortized over four years.

9. To amortize prepaid expense for $75 annual administrative fee payable on January 1 to I-Flow, reverse the ticking fee assuming a closing on January 1, 2006 and record balance of guaranty fee in the year ended December 31, 2006.

10. To eliminate nonrecurring stock based compensation charges of $615 and $19,710 recorded by HAPC for the three months ended March 31, 2007 and for the year ended December 31, 2006, respectively. This charge is directly related to the transaction and are contingent upon the closing of the acquisition. In the event that HAPC does not complete a business combination, Sean McDevitt and Pat LaVecchia will not be entitled to their common stock grants of 2,000,000 and 416,666 shares, respectively. Additionally, the shares of common stock granted to John Voris, Wayne Yetter, Erin Enright and JP Millon prior to HAPC’s initial public offering will not be entitled to liquidation rights with respect to the proceeds held in the trust account if HAPC does not complete a business combination and is forced to liquidate.

11. To reflect the release of funds raised by HAPC’s initial public offering which are currently held in trust at JP Morgan Chase Bank.

12. To eliminate interest income from trust funds held at JP Morgan Chase Bank assuming closing on January 1, 2006.

13. To record the payment of the common stock subject to conversion assuming minimum stockholder approval in the amount of $19,850 on March 31, 2007.

No Share Redemption

1. To reflect payment for the purchase of the InfuSystem shares, to reflect seller secured promissory note issued by InfuSystem and to eliminate InfuSystem equity under the purchase method of accounting as follows:

Cash Consideration paid	$85,000
Seller Secured Promissory Note	15,000

Total Purchase Price	100,000

Current Assets	12,295
Property and Equipment	12,317
Current Liabilities	(3,552)
Other Liabilities	(1,198)

19,862

Excess of Purchase Price over net assets acquired	$80,138
Excess of Purchase Price over net asset acquired allocated as follows:
Physician Relationships	$32,300
Trade Name and Trademarks	7,300
Goodwill	40,538

$80,138

HAPC engaged the Economic and Valuation Services practice of an accounting firm to assist in the allocation of purchase price. Based on that work, which included discussions with InfuSystem management, the value assigned to each of the intangible asset categories was determined by taking into account InfuSystem-specific data on the estimated benefits of the assets. The fair value of the assets acquired were determined based on preliminary estimates and may be revised when remaining aspects of the purchase price allocation have been finalized.

The methodology used in determining the value of the physician relationships took into account the expected future operating income generated by the existing physicians, asset charges that would be paid to requisite operating assets from the operating income, and a discount rate that reflects the level of risk associated with receiving future cash flows attributable to the physician relationship. The remaining useful life of twenty years for the physician relationships was determined based on estimates of InfuSystem management. In arriving at those estimates, InfuSystem management relied upon their industry experience and familiarity with the physicians. InfuSystem determined that amortizing physician relationship costs over twenty years was an appropriate length of time based upon the average length of InfuSystem’s past relationships with physicians.

The methodology used in determining the value of the trade name and trademarks assumes that the value of the trade name and trademark is equivalent to the present value of the future stream of economic benefits that can be derived from their ownership. The premise associated with this valuation technique is that if the trade name were licensed to an unrelated party, the unrelated party would pay a percentage of revenue for its use. The trade name and trademarks owner is, however, spared from this cost and therefore, this cost savings represents the value of the trade name and trademark. HAPC intends to continue to utilize the trade name and trademarks and therefore they were deemed to have an indefinite useful life.

2. To eliminate deferred income taxes and reflect income tax provision impact. The transaction will be treated as an asset purchase for tax purposes. HAPC has assumed a full valuation allowance for any deferred tax assets.

3. To reflect $75 payment of annual administration fee to InfuSystem recorded as a prepaid expense.

4. To record payment at closing of the contingent deferred underwriting fees to FTN Midwest of $5,468 assuming no share redemption.

5. To reflect payment of transaction related expense estimated at $6,485 for the three months ended March 31, 2007.

6. To reflect interest expense under terms of promissory note to I-Flow in the amount of $394 and $1,574 for the three months ended March 31, 2007 and for the year ended December 31, 2006, respectively. The average interest rates during these periods were 10.82% and 10.52%, respectively.

Assuming interest rates increased or decreased by ten percent (10%) during the three months ended March 31, 2007, interest expense to I-Flow would have been $433 and $355, respectively.

Assuming interest rates increased or decreased by ten percent (10%) during the year ended December 31, 2006, interest expense to I-Flow would have been $1,732 and $1,417, respectively.

7. To record amortization of financing costs over four years (life of promissory note) (included in interest expenses) and physician relationship costs (included in operating costs) over twenty years, respectively.

8. To reflect payment of balance of facility fee recorded as financing cost and amortized over four years.

9. To amortize prepaid expense for $75 annual administrative fee payable on January 1 to I-Flow, reverse the ticking fee assuming a closing on January 1, 2006 and to record balance of guaranty fee in the year ended December 31, 2006.

10. To eliminate nonrecurring stock based compensation charges of $615 and $19,710 recorded by HAPC the three months ended March 31, 2007 and for the year ended December 31, 2006, respectively. This charge is directly related to the transaction and are contingent upon the closing of the acquisition. In the event that HAPC does not complete a business combination, Sean McDevitt and Pat LaVecchia will not be entitled to their common stock grants of 2,000,000 and 416,666 shares, respectively. Additionally, the shares of common stock granted to John Voris, Wayne Yetter, Erin Enright and JP Millon prior to HAPC’s initial public offering will not be entitled to liquidation rights with respect to the proceeds held in the trust account if HAPC does not complete a business combination and is forced to liquidate.

11. To reflect the release of funds raised by HAPC’s initial public offering which are currently held in trust at JP Morgan Chase Bank.

12. To eliminate interest income from trust funds held at JP Morgan Chase Bank assuming closing on January 1, 2006.

13. To reclassify the common stock subject to possible conversion assuming no share redemptions as permanent equity.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Third Proxy Supplement, and the documents to which HAPC refers you in this Third Proxy Supplement, contain forward-looking statements based on estimates and assumptions. Forward-looking statements represent HAPC’s expectations or beliefs concerning future events, including the following: any projections or forecasts included in the Definitive Proxy Statement, the First Proxy Supplement, the Second Proxy Supplement or referred to in this Third Proxy Supplement, information concerning possible or assumed future results of operations of HAPC, the expected completion, timing and effects of the acquisition of InfuSystem and other information relating to the acquisition of InfuSystem. Such forward looking statements may contain the words “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimates,” “may,” “seeks” or other similar expressions. You should be aware that forward-looking statements are based on HAPC’s current estimates and assumptions and involve known and unknown risks and uncertainties. Although HAPC believes that the expectations reflected in these forward-looking statements are reasonable, HAPC cannot assure you that the actual results or developments it anticipates will be realized, or even if realized, that they will have the expected effects on the business or operations of HAPC or on the acquisition of InfuSystem. These forward-looking statements speak only as of the date on which the statements were made and HAPC undertakes no obligation to publicly update or revise any forward-looking statements made in this Third Proxy Supplement or elsewhere as a result of new information, future events or otherwise. In addition to other factors and matters contained or incorporated by reference in this document, HAPC believes the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the number and percentage of HAPC stockholders voting against the acquisition proposal;

•	the potential decrease in the market price of HAPC’s common stock in the event that the acquisition’s benefits do not meet the expectations of the market place;

•	legislation or regulatory environments, requirements or changes adversely affecting the businesses in which InfuSystem is engaged;

•	industry trends;

•

the occurrence of any event, change or other circumstances, including the failure of HAPC to obtain the requisite stockholder approval of the acquisition of InfuSystem, that could give rise to the termination of the Stock Purchase Agreement;

•	the inability to complete the acquisition due to the failure to obtain regulatory approval or the failure to satisfy other conditions to consummate the acquisition of InfuSystem;

•	the failure of the acquisition of InfuSystem to close for any other reason;

•	the effect of the announcement of HAPC’s acquisition of InfuSystem on InfuSystem’s customer relationships, operating results and business generally;

•	the impact of the indebtedness incurred to finance the acquisition of InfuSystem;

and other risks detailed in HAPC’s filings with the SEC, including those detailed in the Definitive Proxy Statement, the First Proxy Supplement, the Second Proxy Supplement as well as HAPC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Many of the factors that will determine HAPC’s future results or whether or when the acquisition of InfuSystem will be consummated are beyond HAPC’s ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect the views of HAPC’s management only as of the date hereof. HAPC cannot guarantee any future results, levels of activity, performance or achievements. The statements made in this Third Proxy Supplement represent HAPC’s views as of the date of this Third Proxy Supplement, and it should not be assumed that the statements made herein remain accurate as of any future date. Moreover, HAPC assumes no obligation to update forward-looking statements or update the reasons that actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

Please Mark Here for Address Change or Comments	☐

SEE REVERSE SIDE

Issues

1.

The Board of Directors recommends a vote FOR the following proposal.

Acquisition by HAPC, INC. of all of the issued and outstanding capital stock of InfuSystem, Inc., pursuant to the Stock Purchase Agreement dated as of September 29, 2006, as amended, by and among HAPC, INC., Iceland Acquisition Subsidiary, Inc., InfuSystem, Inc. and I-Flow Corporation.

		FOR ☐	AGAINST ☐	ABSTAIN ☐

2.	The Board of Directors recommends a vote FOR the following proposal. Adoption of the HAPC, INC. 2007 Stock Incentive Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.

The Board of Directors recommends a vote FOR the following proposal.

Amendment of the Certificate of Incorporation of HAPC, INC. to change the name of HAPC, INC. from “HAPC, INC.” to “InfuSystem Holdings, Inc.”

		FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	The Board of Directors recommends a vote FOR the following listed nominees. 01 Sean McDevitt 04 Jean Pierre Millon 02 John Voris 05 Wayne Yetter 03 Pat LaVecchia	FOR ALL ☐	WITHHOLD ALL ☐		FOR ALL EXCEPT ☐

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

5.	The Board of Directors recommends a vote FOR the following proposal.
	Ratification of the appointment of Deloitte & Touche LLP as the registered public accounting firm of HAPC, INC. for the fiscal year ending December 31, 2007.	FOR ☐	AGAINST ☐		ABSTAIN ☐

Please check the following box if you voted against Proposal 1 and elect to convert your shares of Common Stock into cash equal to a pro rata portion of the proceeds in the trust account, including interest.

☐

Please complete, sign, date and mail the enclosed Proxy in the accompanying envelope even if you intend to be present at the Annual Meeting. Returning the Proxy will not limit your right to vote in person or to attend the Annual Meeting, but will ensure your representation if you cannot attend. If you hold shares in more than one name, or if your stock is registered in more than one way, you may receive more than one copy of the Proxy materials. If so, please sign and return each of the Proxy Cards that you receive so that all of your shares may be voted. The Proxy is revocable at any time prior to its use.

Signature	Signature	Date

Note: Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

é FOLD AND DETACH HERE é

Please mark your votes like this in blue or black ink.	☒

HAPC, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, OCTOBER 24, 2007

The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) John Voris, Sean McDevitt and Pat LaVecchia or each of them as proxies, with full power of substitution, and hereby authorize(s) them to represent and vote all shares of Common Stock of HAPC, INC. which the stockholder(s) would be entitled to vote on all matters which may come before the Annual Meeting of Stockholders to be held at the offices of Morgan, Lewis & Bockius LLP located at 101 Park Avenue, New York, New York 10178 at 10:00 a.m. local time, on Wednesday, October 24, 2007 or at any adjournment thereof. The proxies shall vote subject to the directions indicated on the reverse side of this card and the proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where a choice is not specified.

(Continued and to be signed on reverse side.)

Address Change/Comments (Mark the corresponding box on the reverse side)